Exhibit 99.7

CONSENT TO BE NAMED A DIRECTOR

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the use of my name and any references to me as a person to be appointed as a director of Monarch Energy Holding, Inc., a Missouri corporation (the “Company”), in the Company’s proxy statement/prospectus included in the Registration Statement on Form S-4 to be filed by the Company and to the filing of this consent as an exhibit herein.

Dated: September 14, 2017	/s/ Charles Q. Chandler IV
Charles Q. Chandler IV